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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                AdStar.com, Inc.
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             (Exact name of registrant as specified in its charter)

             Delaware                                            22-3666899
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

     4553 Glencoe Avenue, Suite 325
       Marina del Rey, California                                     90292
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(address of principal executive office)                             (Zip Code)

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
If this form relates to the registration of a       If this form relates to the registration of a class of
class of securities pursuant to Section 12(b)       securities pursuant to Section 12(g) of the
of the Exchange Act and is effective pursuant       Exchange Act and is effective pursuant to General
to General Instruction A.(c), please check the      Instruction A.(d), please check the following box. [X]
following box. [X]

Securities Act Registration file number to which this form relates:    333-90649

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange which
        to be so registered                     each class is to be registered
        -------------------                     ------------------------------

Units, each consisting of one share of common
stock and one warrant to purchase one share of
common stock*                                        Boston Stock Exchange

Common Stock, par value $.0001 per share             Boston Stock Exchange

Warrants to purchase Common Stock                    Boston Stock Exchange

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* The common stock and warrants will trade only as a unit for a period of time not to exceed 30 days following the effective date of this registration statement.
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Securities to be registered pursuant to Section 12(g) of the Act:

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

          Title of each class                          Name of each exchange which
          to be so registered                        each class is to be registered
          -------------------                        ------------------------------
Units, each consisting of one share of common           The Nasdaq SmallCap Market
stock and one warrant to purchase one share of
common stock*

Common Stock, par value $.0001 per share                The Nasdaq SmallCap Market

Warrants to purchase Common Stock                       The Nasdaq SmallCap Market


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The descriptions of the securities required by this Item are contained in the registration statement of the registrant on Form SB-2, File No. 333-90649, as amended (the "Registration Statement"), filed with the Commission on November 9, 1999, and is incorporated herein by reference to such filing. See "Description of Securities."

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 15, 1999

                                   ADSTAR.COM, INC.


                                By: /s/  Benjamin J. Douek
                                    ------------------------------------------
                                    Benjamin J. Douek, Senior Vice President,
                                    Chief Financial Officer & Secretary


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* The common stock and warrants will trade only as a unit for a period of time not to exceed 30 days following the effective date of this registration statement.

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